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EXHIBIT 10.22

Amendment to the Employment Agreement
between eSpeed, Inc. and Paul Saltzman

This Amendment makes reference to the Employment Agreement dated April 29, 2004 (the ‘‘Agreement’’) between eSpeed, Inc. and Paul Saltzman. The undersigned parties hereby agree to amend the Agreement as set forth below. Terms used herein without separate definition shall have the meaning herein ascribed to them in said Agreement.

1.	Sections 3 (a) and 3 (b) of the Agreement are hereby deleted and replace in their entirety with the following:

Section 3.    Compensation:

eSpeed shall pay to Employee compensation as follows:

(a)    Employee shall receive an annual base salary of $800,000 per annum, payable semi-montly in accordance with eSpeed’s then current payroll practices.

(b)    Employee shall be paid an annual bonus of $200,000 in 2006. This bonus is payable on or about December 15 of each such fiscal year in accordance with eSpeed's then current payroll practices, provided, Employee has not given notice of resignation or been terminated for Cause (as defined herein) on or before such payment date, as the case may be.

As amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of this 15th day of March 2006.

eSpeed, Inc.
By:	/s/ Howard W. Lutnick
Howard W. Lutnick
Chairman and Chief Executive Officer

Agreed:

        /s/ Paul Saltzman
Paul Saltzman